UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported):  August 9, 2005

                            ALEXANDER & BALDWIN, INC.
             (Exact name of registrant as specified in its charter)


           Hawaii                          0-565                99-0032630
           ------                          -----                ----------
(State or other jurisdiction of   (Commission File Number)   (I.R.S. Employer
-------------------------------   ------------------------   ----------------
       incorporation)                                        Identification No.)
       --------------                                        -------------------

                       822 Bishop Street, P. O. Box 3440
                            Honolulu, Hawaii 96801
                            ----------------------
              (Address of principal executive office and zip code)

                                 (808) 525-6611
                                 --------------
              (Registrant's telephone number, including area code)

                                  Not Applicable
                                  --------------
         (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

 _
|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 _
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 _
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 _
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
-----------------------

         On August 9, 2005 (the "Closing"), ABHI-Crockett, Inc. ("ABHIC"), a wholly owned subsidiary of Alexander & Baldwin, Inc. ("A&B"), together with the other shareholders and option holders (collectively with ABHIC, "Sellers") of C&H Sugar Company, Inc. ("C&H"), conveyed all of their ownership interests in C&H to American Sugar Refining, Inc. ("Purchaser") pursuant to a Stock Purchase Agreement among Purchaser, C&H and the Sellers dated August 2, 2005 ("Agreement").

         On December 24, 1998, ABHIC had transferred the assets and liabilities associated with the C&H business to C&H and retained a minority equity ownership interest in C&H. Following that 1998 transaction, ABHIC's ownership interests in C&H comprised 36 percent of C&H's Common Stock, 40 percent of C&H's Senior Cumulative Series C Preferred Stock and 100 percent of C&H's 12.5 percent Senior Cumulative Exchangeable Series A Preferred Stock. No dividends or distributions were ever paid to C&H's shareholders subsequent to the December 1998 transaction. During 2004, A&B sold approximately 92 percent of the sugar it produced at its Hawaiian Commercial & Sugar (HC&S) division, to C&H, both directly and through an intermediary marketing cooperative.

         Under the terms of the Agreement, virtually the entire purchase price was applied to the repayment of C&H's outstanding debt, a portion of which was held by entities affiliated with C&H's majority shareholder, Citicorp Venture Capital, Ltd. The remaining unpaid subordinated debt of C&H and cumulative unpaid interest on that debt was forgiven, and only a nominal amount was paid to the Sellers (including ABHIC) for their equity interests.

         In June 2005, as noted in Item 2 of A&B's 2005 second quarter Form 10-Q, A&B recorded a loss of $2.2 million to reduce the value of its investment in C&H to the expected realizable value. With the exception of immaterial legal and transaction costs, no further losses are expected to be recognized as a result of this transaction. A&B expects to have lower tax payments of approximately $13 million as a result of recognizing losses from the C&H investment for tax purposes. About 40 percent of this amount will be realized in 2005 and the remainder will be realized in future years as A&B has offsetting capital gains. A&B anticipates that it will generate sufficient capital gains to fully realize the tax benefit of the capital loss over time.

         As described in Notes 5 and 13 to the consolidated financial statements included in Item 8 of A&B's 2004 Form 10-K and in Financial Note 3 of Item 1 of A&B's 2005 second quarter Form 10-Q, A&B had caused to be issued a $3 million letter of credit to cover certain unpaid workers' compensation claims under C&H's workers' compensation self insurance program. Pursuant to the Agreement, the Purchaser has agreed to obtain the release of the letter of credit for workers' compensation claims within 90 days after the closing, and to reimburse A&B for any payment or draw incurred before such release.

         The operational agreements between C&H and A&B and its subsidiaries and affiliates are not affected by the sale of ABHIC's remaining ownership interest in C&H. A&B expects that this sale will strengthen C&H, operationally and financially, thereby helping to ensure the viability of the largest customer of A&B's agribusiness operations on Maui.

                               SIGNATURE
                               ---------


Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 9, 2005


                                  ALEXANDER & BALDWIN, INC.


                                  /s/ Christopher J. Benjamin
                                  -----------------------------------
                                  Christopher J. Benjamin
                                  Senior Vice President and
                                  Chief Financial Officer